UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2014

GenVec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(state or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

910 Clopper Road Suite 220N Gaithersburg, Maryland	20878 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (240) 632-0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2014, GenVec, Inc. (the “Company”), entered into an Equity Distribution Agreement (the “Agreement”) with Roth Capital Partners, LLC (“Roth”), pursuant to which the Company may sell from time to time up to $10,000,000 of shares of its common stock, par value $0.001 per share (the “Shares”), through Roth (the “Offering”).

Sales of Shares in the Offering, if any, may be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation directly on the NASDAQ Capital Market, or any other existing trading market for the Shares or through a market maker, or, if agreed by the Company and Roth, by any other method permitted by law, including but not limited to in negotiated transactions. The Offering is being made pursuant to an effective shelf Registration Statement on Form S-3 (Registration No. 333-193511). The Company intends to use the net proceeds from the sale of Shares, if any, for operating costs, working capital and general corporate purposes.

The Company made certain customary representations, warranties and covenants concerning the Company, the Shares and the Offering in the Agreement and also agreed to indemnify Roth against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Company will pay Roth a commission equal to 3% of the gross proceeds from the sales of the Shares. In addition, the Company has agreed to reimburse Roth for reasonable out-of-pocket expenses incurred by them in connection with the Offering, up to an aggregate of $30,000. A copy of the Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the descriptions of the material terms of the Agreement in this Item 1.01 are qualified in their entirety by reference to such Exhibit, which is incorporated herein by reference.

The legal opinion of Hogan Lovells US LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Section 8 – Other Events

Section 8.01 Other Events.

On February 11, 2014, Novartis Institutes for BioMedical Research, or Novartis, informed the Company that the third milestone under the Research Collaboration and License Agreement between the Company and Novartis for the development of treatments for hearing and balance disorders had been achieved. In January 2014, Novartis filed an Investigational New Drug (IND) application with the Food and Drug Administration (FDA) for the clinical development of CGF166, the lead product candidate under the collaboration. The IND was deemed effective on February 7, 2014, and this triggered a $2 million milestone payment to the Company under the terms of the collaboration. If achieved, the next milestone payment to the Company under the collaboration would be triggered by the first patient visit in the planned Phase 1 clinical trial of CGF166.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated February 11, 2014, between the Company and Roth.
5.1	Opinion of Hogan Lovells US LLP.
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenVec, Inc.

By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
President, Chief Executive Officer, Chief Financial Officer, Treasurer and Corporate Secretary

Dated: February 13, 2014

3